United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 16, 2014

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Mosteller Drive, Oklahoma City, OK	73112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01     Other Events.

On January 16, 2014, Greg Mahaney notified PrimeSource Mortgage, Inc. (“PSMI”), the wholly owned operating subsidiary of PSM Holdings, Inc., that he was terminating his employment agreement with PSMI effective January 31, 2014, and was resigning as a director and Vice-President of PSMI effective the same date. On January 17, 2014, Randy Stevens also notified PSMI that he was resigning as a director and Vice-President of PSMI effective February 1, 2014. He also notified PSMI that he was resigning as Regional Manager for the Iowa Branch of PSMI effective the same date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: January 21, 2014	By:	/s/ Kevin Gadawski
Kevin Gadawski, President